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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Teleport Communications Group Inc. Employee Stock Purchase Plan on Form S-8 of our report on the combined financial statements of Teleport Communications Group Inc. and its subsidiaries and TCG Partners dated February 16, 1996 (April 24, 1996 as to Note 1, May 13, 1996 as to Note 12 and June 25, 1996 as to Note 6), appearing in Amendment No.2 to Registration Statement No. 333-3850 of Teleport Communications Group Inc.


DELOITTE & TOUCHE LLP
New York, New York

June 27, 1996